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Press Release                                                       Exhibit 99.1

           CLIFTON SAVINGS BANCORP, INC. ANNOUNCES 2ND QUARTER RESULTS

         Clifton, New Jersey - October 22, 2004 -- Clifton Savings Bancorp, Inc. (NASDAQ: CSBK) (the "Company"), the holding company of Clifton Savings Bank, S.L.A. (the "Bank"), today announced the results of its operations for the three and six months ended September 30, 2004. Net income was $1.34 million for the three months ended September 30, 2004, an increase of $385,000, or 40.2%, as compared to $957,000 for the three months ended September 30, 2003. Net income was $2.33 million for the six-months ended September 30, 2004, an increase of $289,000, or 14.1%, as compared to $2.04 million for the six months ended September 30, 2003.

         Net interest income for the three months ended September 30, 2004, amounted to $4.7 million as compared to $3.4 million for three months ended September 30, 2003 reflecting an increased level of net interest-earning assets and an increase in the net interest margin. Average interest-earning assets increased $168.4 million, or 29.4%, which consisted of increases of $108.9 million in loans, $24.6 million in mortgage-backed securities, $31.5 million in investment securities and $3.4 million in other interest-earning assets. Average interest-bearing liabilities increased $42.0 million, or 8.1%, which consisted of increases of $18.7 million in interest-bearing deposits and $23.3 million in borrowings. The increased net interest income resulted from the $126.4 million increase in net interest-earning assets and the increase in net interest margin to 2.55% for the quarter ended September 30, 2004 from 2.37% for the quarter ended September 30, 2003. The net interest rate spread decreased 10 basis points as the average interest yield earned on interest-earning assets decreased 29 basis points and the average rate paid on interest-bearing liabilities decreased 19 basis points. These decreases in yields and costs reflect the overall low interest rate environment experienced during 2003 and 2004.

             Net interest income for the six months ended September 30, 2004, amounted to $9.0 million as compared to $6.9 million for three months ended September 30, 2003 reflecting an increased level of net interest-earning assets and an increase in the net interest margin. Average interest-earning assets increased $164.7 million, or 29.2%, which consisted of increases of $81.2 million in loans, $33.8 million in mortgage-backed securities, $30.7 million in investment securities and $19.0 million in other interest-earning assets. Average interest-bearing liabilities



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increased $39.3 million, or 7.7 %, which consisted of increases of $22.4 million in interest-bearing deposits and $16.9 million in borrowings.  The increased net
interest   income   resulted   from  the   $125.5   million   increase   in  net
interest-earning assets. The net interest margin increased slightly to 2.48% for the six months ended September 30, 2004, from 2.43% for the six months ended September 30, 2003. The net interest rate spread decreased 22 basis points as the average interest yield earned on interest-earning assets decreased 57 basis points and the average rate paid on interest-bearing liabilities decreased 35 basis points. These decreases reflect the overall decrease in market interest rates during the period.


A $200,000 provision for loan losses recorded during the six months ended September 30, 2004 and a $125,000 provision recorded during the three months ended September 30, 2004 were the result of the loan portfolio increasing $71.7 million, or 28.7%, from $249.5 million at March 31, 2004 to $321.2 million at September 30, 2004. The majority of the increase was in one-to-four-family residential real estate loans, which increased $ 69.9 million or 29.9% for the period. Non-performing loans increased from $122,000 at March 31, 2004 to $251,000 at September 30, 2004. The percentage of non-performing loans to total loans has remained consistently low, ranging from .05% at March 31, and June 30, 2004 to .08% at September 30, 2004.


Non-interest expense increased to $2.42 million for the three months ended September 30, 2004, as compared to $1.87 million for the three months ended September 30, 2003, an increase of $550,000, or 29.4%. This included an increase of $332,000, or 34.2 %, in salaries and employee benefits. Non-interest expense increased to $5.1 million for the six months ended September 30, 2004, as compared to $3.7 million for the six months ended September 30, 2003, an increase of 1.4 million or 36.1%. This included an increase of $704,000 or 36.7 % in salaries and employee benefits, and an increase of $232,000 in legal fees. In September 2003, a new branch location in Wayne, NJ was opened and, along with the renovation and expansion of several others, necessitated additional personnel and increased building and equipment costs. The increase in legal fees was primarily due to litigation brought against the Bank in connection with the Bank's reorganization into the mutual holding company structure and increased legal costs associated with being a public company.

The Company's total assets increased $32.4 million, or 4.4%, to $774.7 million as of September 30, 2004, from $742.3 million at March 31, 2004 due primarily to loan growth. Net

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loans  increased  $71.7 million,  or 28.7%,  to $ 321.2 million at September 30,
2004 from $249.5 million at March 31, 2004 primarily due to strong origination volume and purchases of loans, which more than offset prepayment levels. Cash and cash equivalents and securities combined decreased by $41.4 million, or 8.7%, to $434.1 million at September 30, 2004, as compared to $475.5 million at March 31, 2004, reflecting the investment of cash received in the our initial public stock offering in March 2004 being redeployed into higher yielding loans. The decrease in cash and cash equivalents and securities combined was partially offset by the Company's use of borrowed funds to invest in investment securities.


Total liabilities increased $30.4 million or 5.6%, to $572.8 million at September 30, 2004, from $542.4 million at March 31, 2004. The increase in total liabilities reflected an increase of $8.3 million, or 1.5%, in deposits from $537.0 million as of March 31, 2004 as compared to $545.3 million at September 30, 2004, and a $21.6 million increase in borrowed funds. As part of an income enhancement strategy, management implemented a leverage strategy which consists of borrowing funds from the Federal Home Loan Bank of New York and simultaneously investing those funds in higher yielding investment securities.

Total stockholders' equity increased $2.0 million, or 1.0 %, to $201.9 million at September 30, 2004, from $199.9 million at March 31, 2004. The increase resulted primarily from net income of $2.3 million and $436,000 in ESOP shares committed to be released offset by cash dividends paid of $ 824,000.


The Company is the holding company of the Bank, a New Jersey chartered savings and loan association headquartered in Clifton, New Jersey. The Bank operates a total of 10 full-service banking offices in northeast New Jersey.


This release contains "forward-looking statements" which may describe future plans and strategies, including our expectations of future financial results.
Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors that could affect our actual results include market interest rate trends, the general regional and national economic climate, our ability to control costs and expenses, actions by our competitors and federal and state regulation. As we have no control over these factors, they should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA



                                                               AT SEPTEMBER 30, AT MARCH 31,
                                                 -------------------------------------------------------
                                                         2004               2004           % Change
                                                 --------------------- ---------------- ----------------
                                                                  (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets                                            $774,663         $742,308            4.36%
Loans receivable, net                                    321,231          249,459           28.77%
Cash and cash equivalents
   and securities                                        434,114          475,544           -8.71%
Deposits                                                 545,283          537,002            1.54%
Total equity                                             201,879          199,907            0.99%


                                                               SIX MONTHS
                                                            ENDED SEPTEMBER 30,
                                                 -----------------------------------------------------
                                                         2004               2003           % Change
                                                 -----------------    ----------------   -------------
                                                               (Dollars in thousands)
OPERATING DATA:
Interest income                                        $14,463          $12,807             12.93%
Interest expense                                         5,420            5,932             -8.63%
                                                 -------------------------------------
Net interest income                                      9,043            6,875             31.53%
(Provision for) recovery of loan losses                   (200)             100           -300.00%
                                                 -------------------------------------
Net interest income after
   (provision for) recovery of loan losses               8,843            6,975             26.78%
Noninterest income                                         151              148              2.03%
Noninterest expense                                      5,064            3,721             36.09%
                                                 -------------------------------------
Earnings before income taxes                             3,930            3,402             15.52%
Total income taxes                                       1,597            1,358             17.60%
                                                 -------------------------------------
Net earnings                                           $ 2,333          $ 2,044             14.14%
                                                 =====================================

                                                               THREE MONTHS
                                                            ENDED SEPTEMBER 30,
                                                 -----------------------------------------------------
                                                         2004               2003           % Change
                                                 -----------------    ----------------   -------------
                                                               (Dollars in thousands)
OPERATING DATA:
Interest income                                        $ 7,567          $ 6,270             20.69%
Interest expense                                         2,844            2,877             -1.15%
                                                 -------------------------------------
Net interest income                                      4,723            3,393             39.20%
(Provision for) recovery of loan losses                   (125)              -                N/A
                                                 -------------------------------------
Net interest income after
   (provision for) recovery of loan losses               4,598            3,393             35.51%
Noninterest income                                          73               73              0.00%
Noninterest expense                                      2,420            1,871             29.34%
                                                 -------------------------------------
Earnings before income taxes                             2,251            1,595             41.13%
Total income taxes                                         909              638             42.48%
                                                 -------------------------------------
Net earnings                                           $ 1,342          $   957             40.23%
                                                 =====================================

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


                                                         AT OR FOR THE SIX             AT OR FOR THE THREE
                                                           MONTHS ENDED                    MONTHS ENDED
                                                           SEPTEMBER 30,                  SEPTEMBER 30,
                                             ---------------------------------------------------------------
                                                        2004           2003            2004           2003
                                                        ----           ----            ----           ----
PERFORMANCE RATIOS (1):
Return on average assets                                0.62%          0.69%           0.70%          0.64%
Return on average equity                                2.33%          5.52%           2.67%          5.13%
Interest rate spread (2)                                1.98%          2.20%           2.05%          2.15%
Net interest margin (3)                                 2.48%          2.43%           2.55%          2.37%
Noninterest expense to average assets                   1.34%          1.27%           1.26%          1.26%
Efficiency ratio (4)                                   55.08%         52.98%          50.46%         53.98%
Average interest-earning assets to
   average interest-bearing liabilities                 1.33x          1.11x           1.33x          1.11x
Average equity to average assets                       26.54%         12.59%          26.23%         12.52%

CAPITAL RATIOS:
Tangible capital                                       18.76%         12.32%          18.76%         12.32%
Core capital                                           18.83%         12.30%          18.83%         12.30%
Risk-based capital                                     54.85%         40.21%          54.85%         40.21%

ASSET QUALITY RATIOS:
Allowance for loan losses as a percent of
   total gross loans                                    0.32%          0.42%           0.32%          0.42%
Allowance for loan losses as a percent of
   nonperforming loans                                414.34%       2,210.53%        414.34%      2,210.53%
Net charge-offs to average outstanding
   loans during the period                              0.00%          0.00%           0.00%          0.00%
Nonperforming loans as a percent of
   total loans                                          0.08%          0.02%           0.08%          0.02%
Nonperforming assets as a percent of
   total assets                                         0.03%          0.01%           0.03%          0.01%

OTHER DATA:
Number of:
   Real estate loans outstanding                       2,108          1,728           2,108          1,728
   Deposit accounts                                   34,818         35,752          34,818         35,752
   Full service customer service facilities               10             10              10             10

--------------------------------
(1)    Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percent of average interest-earning assets.
(4) Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.